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                                                                    Exhibit 23.2

                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Steel Dynamics, Inc. on Form S-3 of our report dated February 1, 1999, appearing in the Annual Report on Form 10-K of Steel Dynamics, Inc. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP


Indianapolis, Indiana
February 26, 2002